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EXHIBIT 10.46
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                           JANUARY 1998 AMENDMENT TO
                            THE AMENDED AND RESTATED
                               ADVISORY AGREEMENT

     THIS AMENDMENT ("Amendment") to the Amended and Restated Advisory Agreement is entered into on the 1st day of January, 1998, between LIFE REASSURANCE CORPORATION OF AMERICA, a Connecticut stock insurance corporation formerly known as General Reassurance Corporation (the "Company") and CONSECO CAPITAL MANAGEMENT, INC., a Delaware corporation (the "Adviser").

     WHEREAS, the Company and the Adviser are parties to the Amended and Restated Advisory Agreement, originally dated November 16, 1988 and amended as of October 1, 1993, December 15, 1994, May 31, 1995, and September 15, 1996 (the "Agreement"); and

     WHEREAS, the Company and the Adviser now desire to amend the compensation provision of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     A. The Adviser and the Company agree to amend Section 7 of the Agreement in its entirety to read as follows:

          7. Compensation. For the services to be rendered by the Adviser as provided in this Agreement, the Company will pay to the Adviser a quarterly fee equal to: (i) 0.02% of the total market value of the investable assets in the Designated Portfolio as of the end of the most recent fiscal quarter for the first $1 billion in the Designated Portfolio; (ii) 0.0125% of the total market value of the investable assets in the Designated Portfolio as of the end of the most recent fiscal quarter for the next $2 billion in the Designated Portfolio; and (iii) 0.01% of the total market value of the investable assets in the Designated Portfolio as of the end of the most recent fiscal quarter for all amounts in excess of $3 billion in the Designated Portfolio. If the combined quarterly fee payable to the Adviser by the Company under this Agreement and under that Certain Agreement between the Adviser and The Mutual Life Insurance Company of New York, dated effective May 25, 1994 (the "MONY Agreement"), is less than $100,000, then the Company agrees to pay the Adviser a combined quarterly fee under this Agreement and the MONY Agreement of $100,000. Such quarterly fee will be payable in advance within ten (10) business days after the last day of each fiscal quarter.

     B. This Amendment will become effective on January 1, 1998 and the amended compensation provision will apply to payments of compensation made after such date.

     C. This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

                                          LIFE REASSURANCE CORPORATION OF
                                          AMERICA

                                          By: /s/ Douglas M. Schair
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                                            Douglas M. Schair,
                                            Vice Chairman of the Board
                                            and Chief Investment Officer

                                          CONSECO CAPITAL MANAGEMENT, INC.

                                          By: /s/ Maxwell E. Bublitz
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                                          Name:  Maxwell E. Bublitz
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                                          Title:  President/CEO
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